EXHIBIT 10

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT ("AGREEMENT") is made and entered into this 8th day of September, 2005, by and among PAID, INC., a Delaware corporation ("Buyer") and LESLIE ROTMAN ("Seller").

                                    RECITALS

      WHEREAS, Seller owns movie posters listed as Schedule A (the "Posters"); -

      WHEREAS, Buyer desires to purchase the Posters; and

      WHEREAS, Buyer and Seller have determined it to be in their respective best interests for Seller to sell the Posters to Buyer in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Buyer and Seller hereby agree as follows:

1.    Purchase and Sale

      1.01 Assets Purchased. Subject to the terms and conditions of this Agreement and the limitations of Section 1.02, Seller shall sell to Buyer, free and clear of all liens, encumbrances and claims of any nature, and Buyer shall purchase from Seller, all right, title and interest in and to the Posters, and all warranties and guarantees and all other rights relating to the Posters.

      1.02 Excluded Assets. Notwithstanding anything listed on Schedule A, the Posters shall not include the posters listed on Schedule B.

      1.03 Purchase Price. The purchase price for the Posters shall be One Million Ten Thousand Dollars ($1,010,000) (the "Purchase Price").

      1.04 Payment of Purchase Price.

      A. Payment. At the Closing, Buyer will deliver to Seller 6,433,121 restricted shares of common stock of Buyer, at a value of $.157 per share (the "Shares") (based on the five day average closing bid price of $.1846 less a discount of 15%).

      B. Adjustment. On or around September 9, 2007, Buyer shall review the cash received for the Posters listed on Schedule A sold by or on behalf of Buyer as of that date, plus the remaining Posters owned by Buyer that remain unsold. Based on that review, Buyer shall calculate the following: $1,060,500 (an amount equal to the Purchase Price plus a 5% estimated cost per sale) less (i) the amount equal to the cash that Buyer received for the sale of any of the Posters during the two year period from September 8, 2005 through September 8, 2007 and
(ii) an amount equal to the value assigned to any unsold Posters, as set forth in Schedule A, divided by one third. In the event that such formula exceeds $0 (the "Net Cost"), upon written demand by Buyer to Seller, Seller shall, within ten (10) business days of receipt of such demand, return such number of Shares (or the cash equivalent, at Seller's option) equal to the Net Cost, based on a per share value equal to the five-day average closing bid price of the Company's shares of common stock for the five days prior to September 9, 2007. In no event shall Seller be obligated to return more Shares than Seller actually received hereunder. During such two year period,


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Seller shall not transfer the Shares received hereunder in any manner without the expressed written consent of Buyer. In the event that Seller determines to return Shares in lieu of the cash equivalent for such Shares, Buyer may elect to receive assignable options to purchase each such Share for a purchase price equal to the par value for each such Share.

      1.05 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place on September 9, 2005 (the "Closing Date"), at the offices of Gould & Ettenberg, P.C., 370 Main Street, Worcester, Massachusetts,, or on such other date and place as the parties may agree. At Closing, Seller shall deliver a bill of sale for the Posters in such form as is attached in Exhibit A, and such other instruments and documents, all in such form, as Buyer may reasonably request.

      1.06 Delivery of Consideration.

      (a) Buyer shall issue and deliver to Seller the Shares immediately upon Closing.

      (b) Seller acknowledges that the Shares are not registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless registered thereunder or Seller shall have delivered to Buyer an opinion by counsel reasonably satisfactory to Buyer, in form, scope and substance reasonably satisfactory to Buyer, to the effect that the Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Seller further acknowledges that any sale of the Shares made in reliance on Rule 144 (or any amendment or applicable rule which operates to replace Rule 144), promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations thereunder and applicable state securities laws.

      (c) Unless and until the Shares have been registered under the 1933 Act, the stock certificates representing the Shares will bear a restrictive legend (the "Legend") in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER
(I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

The Legend shall be removed and Buyer shall issue a certificate without such Legend to the holder of any certificate evidencing the Shares upon which it is stamped, and a certificate for the Shares shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (x) the sale of such Shares is registered under the 1933 Act, or (y) such holder provides Buyer with an opinion by counsel reasonably satisfactory to Buyer, that is in form, substance and scope reasonably satisfactory to Buyer, to the effect that a public sale or transfer of such Shares may be made without registration under the 1933 Act. In the event the Legend is removed from any certificate evidencing any the Shares or any certificate evidencing any Securities is issued without the Legend and thereafter the effectiveness of a registration statement covering the sale of such Shares is suspended or Buyer determines that a


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supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Shares, Buyer shall be entitled to require that the Legend be placed upon any certificate evidencing such Shares which cannot then be sold pursuant to an effective registration statement or an available exemption from registration or with respect to which the opinion referred to in clause (y) next above has not been rendered, which Legend shall be removed when such Shares may be sold pursuant to an effective registration statement or an available exemption from registration (or such holder provides the opinion with respect thereto described in clause (y) next above).

2. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, as related solely to the Business, as follows:

      2.01 Authority. Seller has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. Seller owns the Posters and no other individual or entity has any rights to or title in the Posters.

      2.02 Power and Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement and the other agreements and instruments of transfer to be executed and delivered by Seller in connection herewith constitute the valid and binding agreements of Seller in accordance with their terms.

      2.03 Conflict with Other Agreements, Consents and Approvals. With respect to (i) any applicable law, statute, rule or regulation, (ii) any contract to which Seller is a party or may be bound, or (iii) any judgment, order, injunction, decree or ruling of any court or governmental authority to which Seller is a party or subject, the execution and delivery by Seller of this Agreement and any other agreements to be executed and delivered by Seller in connection herewith and consummation of the transactions contemplated hereby will not (a) result (with or without notice or lapse of time or both) in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been given or done, or (c) require the consent of any third party.

      2.04 Compliance with Law. Seller's use of the Posters has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, and Seller has received no claim or notice of violation with respect thereto.

      2.05 Tax and Other Returns and Reports. (i) All federal, state, local and foreign tax returns and reports (including without limitation all income tax, social security, sales and use, excise, privilege, property, ad valorem, franchise, license, and school) required to be filed by Seller by the Closing ("Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all such returns and reports properly reflect the taxes of the Seller for the periods covered thereby; (ii) all federal, state, and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above with respect to the Tax Returns, which are called for by the Tax Returns, or which are claimed to be due from the Seller by notice from any taxing authority, or upon or measured by its properties, assets or income ("Taxes"), have been paid by or at the Closing if then due and payable, and (iii) all further taxes not yet due will be paid by Seller when due and payable.

      2.06 Title to and Condition of Assets. Seller holds good and marketable title to the Posters, free and clear of restriction on or conditions to transfer or assignment, and free and clear of all liens, pledges, charges, or encumbrances. None of the Posters are subject to any lease, license, or consignment. Buyer acknowledges that the Posters are in good to excellent condition and are located in their entirety


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at 725 Southbridge Street, Worcester, Massachusetts 01610. Prior to Closing,
Buyer shall have the right to inspect the Posters which shall then still be in such condition.

      2.07 Litigation. There is no claim, litigation, proceeding, or investigation pending or threatened against Seller, nor any valid basis for such a dispute.

      2.08 Insurance. Seller maintains adequate insurance coverage with respect to the Posters, and will continue to maintain adequate insurance coverage, through the Closing Date.

      2.09 Brokerage. Seller has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

      2.10 Accuracy of Representations and Warranties. None of the representations or warranties of Seller herein contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact with respect to the subject matter hereof.

3. Warranties, Representations and Covenants of Buyer. Buyer hereby represents, warrants and covenants to Seller as follows:

      3.01. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.02. Corporate Authority. Buyer has the full power, authority and right to enter into this Agreement and Buyer has the full power and authority to consummate the transactions contemplated hereby. Buyer's Board of Directors has taken all necessary corporate action to duly authorize the execution, delivery and performance of this Agreement. All persons signing or executing this Agreement and the exhibits hereto have been duly authorized by Buyer to take such actions. The Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery thereof by Seller) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.

      3.03. No Violations. The execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereunder by Buyer will not (i) violate any existing provision of any law, including any securities laws, or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court, governmental department, commission, board, agency or instrumentality applicable to Buyer or their properties or assets;
(ii) conflict with or violate any of the terms, conditions or provisions of the Certificate of Incorporation, as amended, Bylaws, as amended, or any other organizational documents of Buyer; (iii) violate, result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, indenture, mortgage or deed of trust, security agreement, license, instrument or obligation to which any of Buyer is a party or by which any is bound; or (iv) result in the creation or imposition of any other Lien upon Buyer or any of their properties or assets.

      3.04. Validity of Shares. As of the Closing Date, the Shares shall have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and nonassessable. Buyer has only one class of common stock, which is traded on the OTCBB under the symbol "PAYD."


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      3.05. Broker's Fees. No agent, broker, person, or firm acting on behalf of
Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      3.06. Buyer's SEC Reports. Buyer's most recent Annual Report on Form 10-KSB for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the "SEC Reports"), filed by Buyer with the Securities and Exchange Commission did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.07. No Adverse Change. Since June 30, 2005, there has been no material adverse change in the financial condition of Buyer.

      3.08. Compliance with Securities Exchange Act. Buyer has complied in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, which are applicable to Buyer.

      3.09. Litigation. Except as set described in the SEC Reports there is no litigation, proceeding, investigation, arbitration claim or administrative or regulatory proceeding, complaint or accusation pending in court or before any administrative board, agency or commission, which can have a material adverse effect on the assets, financial condition or business operation of Buyer.

4. General Indemnity.

      A. Seller shall indemnify and hold harmless Buyer, and its past, present or future employees, directors, officers, agents and any assignee of Buyer from and against any and all claims, demands, suits, actions, judgments, expenses, losses, costs and attorneys' fees, which Buyer may incur or to which it may be subjected, in any way arising or alleged to arise out of or in connection with
(i) any breach or failure of any representation or warranty of Seller herein or
(ii) failure of Seller to perform any act, covenant or obligation to be performed by Seller hereunder, including, without limitation, loss, damage or expense resulting from unknown or undisclosed liabilities of Seller or failure of Seller to pay any liability not assumed by Buyer.

      B. Buyer shall indemnify and hold harmless Seller, and her past, present or future employees, agents and any assignee of Seller from and against any and all claims, demands, suits, actions, judgments, expenses, losses, costs and attorneys' fees, which Seller may incur or to which it may be subjected, in any way arising or alleged to arise out of or in connection with (i) any breach or failure of any representation or warranty of Buyer herein or (ii) failure of Buyer to perform any act, covenant or obligation to be performed by Buyer hereunder.

5. Conditions of Obligations of Buyer. The obligations of Buyer to perform under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived by Buyer, and Seller shall use its best efforts to cause such conditions to be fulfilled:

      5.01 Representations and Warranties. The representations, warranties and covenants of Seller in this Agreement or in any schedule, certificate or document delivered in connection herewith shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

      5.02 Performance of Obligations of Seller. Seller shall have performed in all material respects the execution of all agreements, documents and obligations required to be performed or executed


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by Seller under this Agreement prior to the Closing Date. Seller shall have delivered to Buyer a Bill of Sale for the Posters to be sold hereunder and the Posters.

      5.03 Consents. Seller shall have obtained, or to the reasonable satisfaction of Buyer obviate the need to obtain or assign, all consents, waivers or releases from third parties necessary to convey to Buyer the Posters.

      5.04 Due Diligence. Buyer shall have fully completed its due diligence and be satisfied with such review.

6. Conditions of Obligations of Seller. The obligations of Seller to perform under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date unless waived by Seller, and Buyer shall use its best efforts to cause such conditions to be fulfilled.

      6.01 Representations and Warranties. The representations and warranties of Buyer in this Agreement or in any schedule, certificate or document delivered pursuant hereto shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

      6.02 Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement.

7. Miscellaneous.

      7.01 Interpretation and Survival of Covenants and Warranties. The parties to this Agreement represent and warrant to the other party that no representation or warranty made by them in this Agreement or otherwise in connection with the transaction contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in the representation and warranty not misleading. All covenants, representations and warranties of each of the parties herein shall be deemed to have been made at the time of execution of this Agreement at the time of Closing, and shall survive the Closing without limitation as to time.

      7.02 Applicable Law. This Agreement was entered into, and shall be controlled by, and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

      7.03 Entire Agreement; Modifications. This Agreement, and the bill of sale referred to herein, and any other documents executed at Closing in connection herewith, embody the entire agreement and understanding between the parties hereto and supercede all prior agreements and understandings, relating to the subject matter hereof. No change, modification of or addition to this Agreement shall be valid unless in writing and signed by the party to be held responsible thereunder.

      7.04 Notices. Any notice, request or instruction to be given hereunder by either party to the other shall be in writing and deemed given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, (i) if to Buyer at 4 Brussels Street, Worcester, Massachusetts 01610, with a copy to Michael A. Refolo, Esq., Bowditch & Dewey, LLP, 311 Main Street, P.O. Box 15156, Worcester, MA 01615-0156; and (ii) if to Seller at c/o David Bunker, Esquire, Gould & Ettenberg, P.C., 370 Main Street, Worcester, MA 01608 or to such other address as any party may specify by written notice to the others.

      7.05 Benefit. The rights and obligations created hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.


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      7.06 Public Announcements. Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other.

      7.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

      7.09 Expenses. Each of the parties will bear his or its own costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby.

      7.10 Construction; Severability. Any provision of this Agreement susceptible to a construction which would render it invalid or unenforceable shall, if possible, be construed so as to render it valid and enforceable. Any term or provision of this Agreement that is invalid or unenforceable in any situation, in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:                                               SELLER:

PAID, INC.


By:   /s/ Greg Rotman                           /s/ Leslie Rotman
    ----------------------------                --------------------------------
      Greg Rotman                               Leslie Rotman


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                                   SCHEDULE A

                                     POSTERS


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                                   SCHEDULE B

                                EXCLUDED POSTERS


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                                    EXHIBIT A

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that LESLIE ROTMAN ("Seller"), for and in consideration of the payment of the Purchase Price by PAID, INC., a Massachusetts corporation ("Buyer"), pursuant to the Asset Purchase Agreement dated September 8, 2005, by and between Seller and Buyer (the "Agreement"), receipt of which is hereby acknowledged, hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller's right, title, and interest in and to Posters listed in Exhibit A, free and clear of all liens, encumbrances, and claims of any nature (the "Posters").

      TO HAVE AND TO HOLD the Purchased Assets conveyed, assigned and transferred or intended so to be unto Buyer, its successors and assigns, FOREVER.

      Seller hereby constitute and appoint Buyer and its successors and assigns as the true and lawful attorney in fact of Seller in connection with the transactions contemplated by this Instrument, with full power of substitution, in the name and stead of Seller but on behalf of and for the benefit of Buyer and its successors and assigns, to demand and receive any and all of the Posters hereby conveyed, assigned and transferred or intended so to be, and to give receipts and releases for and in respect of the same and any part thereof, and from time to time institute and prosecute, in the name of Seller or otherwise, for the benefit of Buyer or its successors and assigns, proceedings at law, in equity or otherwise, which Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or enforce any of the Posters, and to do all acts and things in relation to the Posters which Buyer or its successors or assigns reasonably deem desirable.

      Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined. This Instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of Buyer and Seller.

      IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed under seal as of the 13th day of September, 2005.


                                              ----------------------------------
                                              Leslie Rotman


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                                  SCHEDULE A TO
                                  BILL OF SALE


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